SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

January 15, 2019

AIR INDUSTRIES GROUP

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-35927	80-0948413
State of Incorporation	Commission	IRS Employer
	File Number	Identification Number

360 Motor Parkway, Suite 100, Hauppauge, NY 11788

(Address of Principal Executive Offices)

Registrant’s telephone number: (631) 881-4920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17   CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 15, 2019, Air Industries Group (the “Company”) entered into a Purchase Agreement with 15 accredited investors (the “Purchasers”), including Michael and Robert Taglich, pursuant to which the Company assigned to the Purchasers all of its right, title and interest to $1,136,710 in payments due from Meyer Tool, Inc. (the “Remaining Amount”) for an aggregate purchase price of $800,000, including $100,000 from each of Michael and Robert Taglich, and $75,000 for the benefit of the children of Michael Taglich. The payments are based upon the net sales of AMK Welding, Inc., which the Company sold to Meyer Tool in January 2017. The Purchasers have the right to demand payment from the Company of their pro rata portion of the unpaid Remaining Amount commencing March 31, 2023 (“Put Right”). To the extent the Purchasers exercise their Put Right, the remaining payments from Meyer will be made to the Company.

The Purchasers have agreed to pay Taglich Brothers, Inc. a fee equal to 2% per annum of the purchase price paid by such Purchasers, payable quarterly, to be deducted from the payments of the Remaining Amount, for acting as paying agent in connection with the assignment of the Company’s rights to the payments from Meyer Tool. Michael and Robert Taglich, directors of the Company, are the principals of Taglich Brothers, Inc.

Item 3.02 Sale of Unregistered Equity Securities.

On January 15, 2019, the Company issued its 7% senior subordinated convertible promissory notes due December 31, 2020, each in the principal amount of $1,000,000 (together, the “Notes” and each a “Note”), to Michael Taglich and Robert Taglich, each for a purchase price of $1,000,000. Each Note bears interest at the rate of 7% per annum, is convertible into shares of the Company’s common stock at a conversion price of $0.93 per share, subject to the anti-dilution adjustments set forth in the Note, is subordinated to the Company’s indebtedness under its credit facility with PNC Bank, National Association, and matures at December 31, 2020, or earlier upon an Event of Default (as defined in the Note).

The Company will pay Taglich Brothers, Inc. a fee of $80,000 (4% of the purchase price of the Notes), payable in the form of a promissory note having terms similar to the Notes, in connection with the purchase of the Notes.

The Notes were issued pursuant to an exemption from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Notes are endorsed with the customary Securities Act legend, and if the Notes are converted, the certificates representing the shares issued upon conversion will be endorsed with the customary Securities Act legend.

 Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Purchase Agreement with the Purchasers dated January 15, 2019.

10.2	7% Senior Secured Convertible Promissory Note due December 31, 2020 in the principal amount of $1,000,000 registered in the name of Michael Taglich.

10.3	7% Senior Secured Convertible Promissory Note due December 31, 2020 in the principal amount of $1,000,000 registered in the name of Robert Taglich.

10.4	7% Senior Secured Convertible Promissory Note due December 31, 2020 in the principal amount of $80,000 registered in the name of Taglich Brothers, Inc..

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2019

AIR INDUSTRIES GROUP

By:	/s/ Michael Recca
Michael Recca
Chief Financial Officer

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